FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick Zangari@kyderby.com

Churchill Downs Incorporated Completes Acquisition of Turfway Park

LOUISVILLE, Ky. (October 9, 2019) - Churchill Downs Incorporated (“CDI” or “the Company”) (Nasdaq: CHDN) announced today that, through its wholly-owned subsidiary NKYRG, LLC, it has completed its previously announced purchase of all of the outstanding equity of Turfway Park in Florence, Kentucky from Jack Ohio LLC, an affiliate of JACK Entertainment LLC, and Hard Rock International for total consideration of $46 million in cash, subject to certain working capital and other purchase price adjustments.

The closing follows yesterday’s approval of the transaction by the Kentucky Horse Racing Commission (“KHRC”). Upon receiving KHRC approval to acquire Turfway Park, CDI withdrew the race dates application related to its previously announced New Latonia Racing & Gaming (“New Latonia”) project in northern Kentucky and will not pursue the New Latonia project.

About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine facility in Louisville. We also own and operate the largest online horseracing wagering platform in the U.S., TwinSpires.com, and are a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines / video lottery terminals and 200 table games in eight states. We also operate sports wagering and iGaming through our BetAmerica platform in multiple states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; number of people attending and wagering on live horse races; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; our inability to utilize and provide totalisator services; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; changes in regulatory environment of our online horseracing business; increase in competition in our online horseracing; uncertainty and changes in the legal landscape relating to our online wagering business; legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; costs, delays, and other uncertainties relating to the development and expansion of casinos; and concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs.